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                                                                 EXHIBIT 6.17(B)

                             AMENDMENT NO. 2 TO THE
                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                 INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
                                       AND
                              GEORGE E. MENDENHALL

This Amendment to the January 1, 1997, Employment Agreement (the "Agreement") is by and between Integrated Business Systems and Services, Inc. (hereinafter "IBSS") having its principal place of business at 115 Atrium Way, Suite 128, Columbia, SC 29223, and George E. Mendenhall (hereinafter "Employee"), having his principal address at Route 1, Box 300E, Ridgeway, SC 29130. This Amendment shall be effective as of January 1, 1998.

WHEREAS; the parties intend to add to Dr. Mendenhall's title;

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1. The text of Section 2 of the Agreement is hereby amended to read in its entirety as follows:

                  In consideration of the mutual promises and covenants set forth herein, IBSS employs Employee as Executive Vice President and Vice President of Application Development, and Employee agrees to work for IBSS under the terms contained herein.

2. The text of Section 3 of the Agreement is hereby amended to read in its entirety as follows:

                  The Employee shall use his best efforts and devote all of his business time to serve as the Executive Vice President and Vice President of Application Development of IBSS at the pleasure of the President. The Employee shall execute the decisions of the President and manage the day-to-day research and development of IBSS systems in accordance with the directives of the President.

3. No other term or condition of the Agreement is amended hereby. All other terms and conditions of the Agreement are hereby reaffirmed and ratified and remain in full force and effect.

                                 Integrated Business Systems and Services, Inc.


 /s/ GEORGE E. MENDENHALL        /s/ HARRY P. LANGLEY
-------------------------        --------------------
George E. Mendenhall             Harry P. Langley,




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